UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2010

FEDERAL HOME LOAN MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Freddie Mac

Federally chartered corporation	000-53330	52-0904874

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8200 Jones Branch Drive McLean, Virginia	22102

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 903-2000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment and Restatement of Executive Management Compensation Program

On October 11, 2010, Freddie Mac (formally known as the Federal Home Loan Mortgage Corporation) amended and restated, with the approval of the Federal Housing Finance Agency (FHFA), the company’s Executive Management Compensation Program (the Executive Compensation Program). A description of the Executive Compensation Program, prior to the amendment and restatement, is included in the second amendment to our annual report on Form 10-K for the year ended December 31, 2009 filed on April 12, 2010 (the Form 10-K/A). A copy of the amended and restated Executive Compensation Program is being filed as Exhibit 10.1 to this report and is incorporated herein by reference.

The revised Executive Compensation Program provides the Compensation Committee of Freddie Mac’s Board of Directors (the Committee) with broader discretion when determining the funding level for the performance-based portion of Deferred Base Salary for Covered Officers (as such terms are defined under the revised Executive Compensation Program). For Deferred Base Salary earned in 2010 and subsequent years, the funding level for the performance-based portion of Deferred Base Salary will be based on the Committee’s determination of the company’s level of achievement against the company’s short-term incentive (STI) scorecard for the performance year in which the performance-based portion of Deferred Base Salary is earned; all other relevant internal and external factors and developments that affect the company’s condition and mission fulfillment; and achievement of significant accomplishments beyond the STI scorecard objectives or adverse developments. The approved funding level may be different than the funding level for the company’s STI plan applicable to employees at the level of vice president and below.

The revised Executive Compensation Program also provides the Committee with broader discretion when determining the aggregate amount of funds available for distribution to all Covered Officers as Target Incentive Opportunity payments (as that term is defined under the revised Executive Compensation Program). The aggregate amount of funds available for distribution may be greater than, less than or equal to the aggregate Target Incentive Opportunity of all Covered Officers and will be based on the Committee’s determination of the company’s level of achievement against the company’s long-term incentive (LTI) scorecard objectives for the LTI grant made in the same calendar year as a Covered Officer’s Target Incentive Opportunity; all other relevant internal and external factors and developments that affect the company’s condition and mission fulfillment; and achievement of significant accomplishments beyond the LTI scorecard objectives or adverse developments. The approved funding level may be different than the funding level for the company’s LTI plan applicable to employees at the level of vice president and below.

In addition, for Target Incentive Opportunities for 2010 and subsequent years (for which payments will be made in 2011 and subsequent years), the revised Executive Compensation Program expressly provides the Committee and the Chief Executive Officer with broader discretion when determining the portion of these funds paid to individual Covered Officers.

Under the revised Executive Compensation Program, the actual amount paid to a Covered Officer for Target Incentive Opportunities for 2010 and subsequent years can now range from 0% to 150% of the Covered Officer’s Target Incentive Opportunity, instead of from 0% to 120% as was the case prior to the amendment. However, in no event can the aggregate amount of Target Incentive Opportunity payments to Covered Officers exceed the aggregate amount of funds approved for distribution. The amounts actually paid to the individual Covered Officers will be based on: (i) the aggregate amount of funds approved for distribution; (ii) an assessment of individual, group or enterprise performance; and (iii) any other relevant factors.

Item 9.01.  Financial Statements and Exhibits.

  (d)  Exhibits.

The following exhibit is being filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10.1	Executive Management Compensation Program, amended and restated as of October 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL HOME LOAN MORTGAGE CORPORATION

By:	/s/ Charles E. Haldeman, Jr.

Charles E. Haldeman, Jr.
Chief Executive Officer

Date: October 13, 2010

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Executive Management Compensation Program, amended and restated as of October 11, 2010